EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Macropore Biosurgery, Inc. for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof, Christopher J. Calhoun, as Chief Executive Officer of MacroPore Biosurgery, Inc., and Mark E. Saad, as Chief Financial Officer of MacroPore Biosurgery, Inc., each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his  knowledge, respectively, that:

1.               The Form 10-Q report of MacroPore Biosurgery, Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

2.               The information contained in the Form 10-Q report of MacroPore Biosurgery, Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of MacroPore Biosurgery, Inc.

	By:	/s/ Christopher J. Calhoun
Dated: November 15, 2004		Christopher J. Calhoun
Chief Executive Officer

	By:	/s/ Mark E. Saad
Dated: November 15, 2004		Mark E. Saad
Chief Financial Officer